                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

                              TB Wood's Corporation
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)       Title of each class of securities to which transaction applies:

              __________________________________________________________________
     2)       Aggregate number of securities to which transaction applies:

              __________________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              __________________________________________________________________
     4)       Proposed maximum aggregate value of transaction:

              __________________________________________________________________
     5)       Total fee paid:

              __________________________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)       Amount Previously Paid:

              __________________________________________________________________
     2)       Form, Schedule or Registration Statement No.:

              __________________________________________________________________
     3)       Filing Party:

              __________________________________________________________________
     4)       Date Filed:

              __________________________________________________________________

                                     [LOGO]

                         NOTICE OF ANNUAL MEETING OF THE
                                 STOCKHOLDERS OF
                              TB WOOD'S CORPORATION


TO THE STOCKHOLDERS OF
TB WOOD'S CORPORATION:


         The Annual Meeting of Stockholders of TB Wood's Corporation (the "Company") will be held at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland, April 17, 2001, commencing at 10:00 a.m. for the following purposes:

               1. To elect two  directors to the Board of Directors to serve for a term ending at the 2004 Annual Meeting and until their successors have been elected and qualified; and:

               2. To ratify the Board's selection of the firm of Arthur Andersen
                  LLP as auditors of the Corporation.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The record date for determining those shareholders who will be entitled to notice of, and vote at, the Annual Meeting, or any adjournment thereof, is March 20, 2001. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company.

         You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please execute the enclosed proxy and mail it promptly. Should you attend the meeting, you may revoke your proxy and vote in person. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.


                                                         TB WOOD'S CORPORATION



                                                         By: /s/ Emma K. Gross
                                                             -------------------
                                                             Emma K. Gross
                                                             Corporate Secretary

Chambersburg, Pennsylvania
March 20, 2001

                              TB WOOD'S CORPORATION
                 440 North Fifth Avenue, Chambersburg, PA 17201

                                 PROXY STATEMENT

          FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 17, 2001

         This proxy statement is furnished to the stockholders of TB Wood's Corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Tuesday, April 17, 2001, at 10:00 a.m. at Harbor Court Hotel, 550 Light Street, Baltimore, MD and any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors (the "Board") does not know of any business to be presented for consideration at the Annual Meeting or any adjournment thereof other than as stated in the Notice of Annual Meeting. This proxy statement and the enclosed form of proxy are first being mailed to stockholders on or about March 22, 2001.

         Whether or not you expect to be personally present at the Annual Meeting, you are requested to fill in, sign, date and return the enclosed form of proxy. Any person giving such proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of the Company. All shares of TB Wood's Corporation common stock, par value $.01 per share (the "Common Stock") represented by duly executed proxies in the accompanying form will be voted as directed unless proxies are properly revoked prior to the voting thereof. If the proxy is signed and returned without any direction given, shares will be voted FOR the election of the nominees of the Board and FOR the ratification of the Board's selection of the firm of Arthur Andersen LLP as auditors of the Corporation.

         The close of business on March 20, 2001 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding and entitled to be voted at the Annual Meeting 5,347,698 shares of Common Stock. The holders of the Common Stock will be entitled to one vote for each share of Common Stock held of record on the Record Date.

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 29, 2000, accompanies this proxy statement.

         The solicitation of this proxy is made by the Board. The solicitation will be by mail and the expense thereof will be paid by the Company. Solicitation of proxies may be made by telephone or telefax by directors, officers or other employees or agents of the Company.

PROPOSAL ONE:  ELECTION OF DIRECTORS

         At the Annual Meeting, two directors of the Company are to be elected for a term ending at the 2004 Annual Meeting of Stockholders, or until their respective successors have been elected and have been qualified. Certain information with respect to the nominees for election as directors, and the other directors whose terms of office as directors will continue after the Annual Meeting, is set forth below. Should either of the nominees be unable or unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board may recommend.

         Information Regarding the Nominees for Directors to be Elected in 2001 for a Term Ending in 2004

         Third Class
         -----------

         Craig R. Stapleton - Director of the Company, Age 55, present term expires 2001, Director of the Company since 1996. Mr. Stapleton is President of Marsh & McLennan, Real Estate Advisors, Inc. Mr. Stapleton is also a director of each of Allegheny Properties, Inc., Security Capital Corporation, and Sonoma West Capital. Mr. Stapleton holds an AB from Harvard College and an MBA from Harvard Business School.

         James R. Swenson - Age 61, Mr. Swenson is the former Group Chief Executive - Automation Division of Invensys plc, having served in this capacity from 1999 through March of 2000. From 1994 to 1998, he was President of BTR for the Power Drives Group and, from 1998 to 1999, he was Managing Director of BTR for the Power Drives Group. Mr. Swenson spent most of his career in various management capacities at Rexnord, a predecessor company to Invensys. Mr. Swenson holds a BS in Economics from the University of Wisconsin, Milwaukee.

         The Board of Directors recommends a vote FOR the election of the two nominees set forth above.

PROPOSAL TWO: SELECTION OF AUDITOR

         The directors of the Company have selected the firm of Arthur Andersen LLP ("Arthur Andersen") as the auditors of the Company, subject to the approval of the shareholders. Arthur Andersen has acted as auditors for the Company since 1987.

         Before the Audit Committee recommended to the Board the appointment of Arthur Andersen, it carefully considered the qualifications of that firm, including their performance in prior years and their reputation for integrity and for competence in the fields of accounting and auditing. Representatives of Arthur Andersen will be present at the Annual Meeting to respond to appropriate questions and make a statement, if they desire to do so.

         The aggregate fees billed by Arthur Andersen for professional services rendered for the audit of the Company's annual financial statements for the year ended December 29, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $117,500.

         The aggregate fees billed by Arthur Andersen for other services rendered by the Company for the fiscal year ended December 29, 2000 were $185,754.

         The Board of Directors recommends a vote FOR the selection of Arthur Andersen as the auditors of the Company

         INFORMATION REGARDING THE DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AND WHOSE TERMS CONTINUE BEYOND 2001.

         First Class
         -----------

         Thomas C. Foley - Chairman of the Board and Director of the Company, Age 49, present term expires 2002, Director and Chairman of the Company since its formation in 1995; served as Chairman of the Board of Directors of TB Wood's Incorporated ("TBWI") since December 1986. Mr. Foley is also a director of The NTC Group, Inc., a private investment firm, and of Stevens Aviation, Inc. Mr. Foley holds an AB from Harvard College and an MBA from Harvard Business School.


         Second Class
         ------------

         Michael L. Hurt - President and Director of the Company, Age 55, present term expires 2003; Director and President of the Company since its formation in 1995; President and a Director of TBWI since January 1991. Before joining the Company, Mr. Hurt spent 23 years at The Torrington Company, a subsidiary of Ingersoll-Rand Corp. Mr. Hurt is a Registered Professional Engineer and holds an MBA from Clemson-Furman University and a BSME from Clemson University.

         Robert J. Dole - Director of the Company, Age 77, present term expires 2003, Director since 1997. Mr. Dole is currently special counsel at Verner, Liipfert, Bernard, McPherson and Hand. He was formerly Majority Leader of the United States Senate. Mr. Dole is also a director of each of Community Health Systems and Tiger Management. Mr. Dole serves on the Forstmann Little Advisory Board and on the Ryan White Foundation Advisory Board. Mr. Dole holds a BA and an LLB from Washburn University.


BOARD OF DIRECTORS AND COMMITTEES

         The Board currently consists of five members and is classified into three classes. One class of directors is elected each year and the members of such class hold office for a three-year term or until their successors are duly elected and qualified. There were four meetings of the Board during 2000.

         The Company had no standing nominating committee during 2000. The Company has an Audit Committee that reports to the Board and provides assistance to the Board in discharging its responsibilities in connection with the financial accounting practices of the Company and the internal controls related thereto and represents the Board in connection with the services rendered by the Company's independent accountants. Messrs. Conte and Stapleton, who are independent directors, serve on the Audit Committee. The Audit Committee held four meetings in 2000. The Compensation Committee reports to the Board and is responsible for the review of executive compensation. Messrs. Conte and Stapleton also serve on the Compensation Committee. The Compensation Committee held two meetings in 2000. The Board held four meetings in 2000. Each director of the Board of the Company attended at least 75% of the aggregate meetings held by the Board and by the committees of the Board on which he served during the periods that he served, except Robert J. Dole who attended 50% of the aggregate meetings held by the Board and by the committees of the Board on which he served during the period that he served.

         Director Nomination Procedures

         Nominations for election of directors of the Company may be made by the Board or by any stockholder entitled to vote in the election of directors. The Company's Bylaws require that stockholders intending to nominate candidates for election as directors deliver written notice thereof to the Secretary of the Company no later than 60 days in advance of the meeting of stockholders; provided, however, that in the event that the date of the meeting is not publicly announced by the Company by inclusion in a report filed with the Securities and Exchange Commission or furnished to stockholders, or by mail, press release or otherwise more than 75 days prior to the meeting, notice by the stockholder to be timely must be delivered to the Secretary of the Company no later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was so communicated. The Company's Bylaws further require that the notice by the stockholder set forth certain information concerning such stockholder and such stockholder's nominees, including their names and addresses, a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, the class and number of shares of the Company's stock owned or beneficially owned by such stockholder, a description of all arrangements or understandings between the stockholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the nominees of such stockholder and the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the Annual Meeting may refuse to acknowledge the nomination of any person not made in compliance with these requirements.

         Compensation of Directors

         The Company paid an aggregate of $100,000 of directors' fees in fiscal year 2000 for directors who were not employees or officers of the Company. Each outside Director receives an annual fee of $30,000, a meeting attendance fee of $1,000 and reimbursement of applicable travel and other expenses. Directors who are employees of the Company do not receive additional compensation for serving on the Board or committees of the Board.

MANAGEMENT

         Executive officers are appointed by, and serve at, the discretion of the Board. There are no family relationships among any of the directors or executive officers of the Company. The current executive officers of the Company, each of whom is elected for a term of one year or until his successor is duly elected and qualified, are:

         Name                      Age     Title
         ----                      ---     -----

Thomas C. Foley                     49     Chairman of the Board

Michael L. Hurt                     55     President and Director

Carl R. Christenson                 41     Vice President/General Manager -
                                           Mechanical Business

Preben H. Petersen                  52     Vice President/General Manager -
                                           Electronics Business

Thomas F. Tatarczuch                55     Vice President, Finance

Harold L. Coder, III                49     Vice President, Sales

Michael H. Iversen                  57     President of T. B. Wood's Canada Ltd.

William R. Juergens                 51     Vice President of Quality/General
                                           Manager, Foundry Operations

Willard C. Macfarland, Jr.          45     Vice President, International

Stanley L. Mann                     50     Vice President, Advanced Technology -
                                           Electronics

Durand M. Miller                    49     Vice President, Engineering -
                                           Electronics

James E. Williams                   54     Vice President, Supply Chain
                                           Management

         Mr. Christenson has been Vice President/General Manager - Mechanical Business of the Company since its formation, and of TBWI since October 1994. Mr. Christenson joined TBWI in June 1991 as Director of Mechanical Engineering and in 1992 assumed the additional responsibility of Vice President of Engineering - Mechanical Products of TBWI. He has also served as a member of the Board of Directors of T. B. Wood's Canada, Ltd. since 1996 and T. B. Wood's Mexico, S.A. de C.V. since 1999. Mr. Christenson holds an MBA from Rensselaer Polytechnic Institute, and an MSME and BSME from The University of Massachusetts.


         Mr. Petersen joined the Company as Vice President/General Manager - Electronics Business of the Company in February of 2001. From 1996 to 2001 Mr. Petersen was President/CEO of the US Global Business Unit of a company headquartered in Denmark. Prior to that, he successfully ran his own business for eight years. He has an international background with a BSEE and an MBA from Danish Universities with 32 years of North American and International Management experience from within the electronics and avionics industries. He also holds a CIM degree from York University in Toronto, Canada.

         Mr. Tatarczuch has been Vice President-Finance of the Company and TBWI since September 1999. From 1991 to 1999 he was Division Controller at a major autonomous subsidiary of Ingersoll Rand Company. Mr. Tatarczuch holds a BS degree from Southern Illinois University.

         Mr. Coder has been Vice President, Sales of the Company since its formation, and of TBWI since October 1991. Mr. Coder holds a BS degree from Shippensburg University.

         Mr. Iversen has been President of T. B. Wood's Canada Ltd., a subsidiary of the Company, ("TBWC") since April 1998. Mr. Iversen served as Executive Vice President, Marketing of the Company from its formulation until March 1998, and of TBWI from January 1992 to March 1998, and was responsible for sales and marketing. Mr. Iversen holds a BIE from Georgia Institute of Technology.

         Mr. Juergens has served as Vice President of Quality/General Manager - Foundry Operations of the Company and of TBWI since September 1998. His previous assignment was Vice President of Quality/Human Resources of the Company from its formation until 1998 and Vice President of Quality/Human Resources of TBWI from 1994 to 1998. Mr. Juergens holds an MBA from Frostburg State University, and MS and BSIE degrees from Western Michigan University.

         Mr. Macfarland has been Vice President, International of the Company since its formation and of TBWI since August 1994. He has also served as Managing Director of TB Wood's (Deutschland) GmbH since June 1998, Managing Director of Berges electronic GmbH since August 1998, President of the Board of Directors of Berges electronic s.r.l., Naturno, Italy (formerly Berges Holding Italiana S.R.L.) since December 1997, and a member of the Board of Directors, TB Wood's (India) Private Limited since January, 1997. Mr. Macfarland's previous assignment was President of TBWC from August 1994 to March 1998. From 1989 to August 1994, Mr. Macfarland was Director - Marketing and Sales of Roller Bearing Company of America. Mr. Macfarland holds an MBA from Case Western Reserve University and a BSME degree from Worcester Polytechnic Institute.

         Mr. Mann has been Vice President, Advanced Technology - Electronics of the Company and of TBWI since April 1997. He joined TBWI in May 1984 as Chief Electronics Engineer and became Director of Advanced Technology, Electronics in July 1996. He holds a BSEE from the University of Illinois.

         Mr. Miller has been Vice President, Engineering - Electronics of the Company and of TBWI since April 1998. Previously he was Vice President Marketing
- Electronic Products of the Company and of TBWI from 1997 to 1998. Mr. Miller joined TBWI in January 1996 as Marketing Manager - Electronic Products. From 1991 to 1996 Mr. Miller held various management positions, including Product Manager, Product Planning Manager, and Program Manager for Group Schnieder/Square D and Reliance Electric. Mr. Miller holds a BSEE from the University of Maryland.

         Mr. Williams has been Vice President, Supply Chain Management of the Company and TBWI since September 2000. Mr. Williams also served as Vice President, Electronic Operations and Logistics of the Company from its formation, and TBWI from 1998 to 2000, and Vice President, Marketing - Mechanical Products of the Company from its formation, and TBWI from 1994 to 1998. Mr. Williams joined TBWI in September 1993 as Program Manager and assumed responsibility for installation of the new Management Information System. Mr. Williams holds a BS degree from Indiana University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to beneficial ownership of the Common Stock as of February 9, 2001 by (i) each of the Company's directors and certain of its executive officers, (ii) each person who is known by the Company to own beneficially more than 5% of the Common Stock and
(iii) all of the Company's directors and executive officers as a group. Except as noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Except as otherwise listed below, the address of each person is c/o the Company, 440 North Fifth Avenue, Chambersburg, Pennsylvania 17201.

                                                             Number of
                                                           Common Stock       Percent
                  Name and Address                          Shares (1)        of Class (2)
                  ----------------                          ----------        ------------
FMR Corp., Edward C. Johnson III                            631,700(3)          11.7%
and Abigail P. Johnson
    82 Devonshire Street
    Boston, MA  02109

Wellington Management Company, NA                           545,900(4)          10.1%
     75 State Street
     Boston, MA  02109

State of Wisconsin Investment Board                         406,800(5)           7.5%
     P. O. Box 7842
     Madison, WI  53707


Fleet Boston Financial Corp.                                379,000(6)           7.0%
     100 Federal Street
     Boston, MA  02110

                                                             Number of
                                                           Common Stock       Percent
                  Name and Address                          Shares (1)        of Class (2)
                  ----------------                          ----------        ------------
Thomas C. Foley                                           2,426,972(7)           45.0%
Chairman of the Board and Director

Michael L. Hurt                                             166,026               3.1%
President and Director

Jean Pierre L. Conte                                         66,647               1.2%
Director

Robert J. Dole                                               19,000                *
Director

Craig R. Stapleton                                           88,500               1.6%
Director

Carl R. Christenson                                          34,340                *
Vice President/General Manager  - Mechanical Business

Thomas F. Tatarczuch                                         27,537                *
Vice President-Finance

Michael H. Iversen                                           45,741                *
President T. B. Wood's Canada Ltd.

Willard C. Macfarland, Jr.                                   18,572                *
Vice President, International

All executive officers and directors as a group
(14 persons)                                              3,002,376              55.6%

------------------------------------------------------
(1) Includes options exercisable within sixty days of February 9, 2001 for the following number of shares:


               Thomas C. Foley                                            56,250
               Michael L. Hurt                                           112,500
               Thomas F. Tatarczuch                                       27,500
               Carl R. Christenson                                        25,000
               Michael H. Iversen                                         19,500
               Jean-Pierre L. Conte                                       19,000
               Craig R. Stapleton                                         19,000
               Robert J. Dole                                             19,000
               Willard C. Macfarland, Jr.                                 16,500
               All executive officers and directors as a group           413,575


(2) * Indicates less than one percent of class.

(3) Information concerning the shares beneficially owned by FMR Corp., Edward C. Johnson III and Abigail P. Johnson was obtained from a Schedule 13G/A filed as of February 14, 2001. The filing indicates that in its capacity as investment adviser, Fidelity Management and Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., is the beneficial owner of 631,700 shares of the Company's Common Stock as a result of acting as investment advisor to various investment companies. Each of Edward C. Johnson III, FMR Corp., through its control of Fidelity, and the funds have sole power to dispose of the 631,700 shares of Common Stock owned by the funds. Neither Edward C. Johnson, III nor FMR Corporation have the sole power to vote or direct the voting of the Company's Common Stock owned directly by the funds. Edward C. Johnson III owns approximately 12.0% of the aggregate outstanding voting stock of FMR Corp., and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson is Chairman of FMR Corp. and Abigail P. Johnson is a Director of FMR Corp. The Johnson family group and all other of FMR Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(4) Information concerning the shares beneficially owned by Wellington Management Company, LLP ("Wellington") was obtained from a Schedule 13G filed as of February 20, 2001. The filing indicates that in its capacity as investment adviser, Wellington may be deemed to beneficially own 545,900 shares of the Common Stock. Wellington reports that it has no sole voting power with respect to any shares of the Common Stock, shared voting power with respect to 482,900 shares of the Common Stock and shared dispositive power with respect to 545,900 shares of the Common Stock.

(5) Information concerning the shares beneficially owned by State of Wisconsin Investment Board was obtained from a Schedule 13G filed as of February 9, 2001. State of Wisconsin Investment Board beneficially owns 406,800 shares of the Company's Common Stock as a result of acting as a government agency which manages public pension funds subject to provisions comparable to ERISA. The State of Wisconsin Investment Board has sole power to dispose of the 406,800 shares of Common Stock owned by the funds. The State of Wisconsin Investment Board has the sole power to vote or direct the voting of the 406,800 shares of the Company's Common Stock owned by the funds.

(6) Information concerning the shares beneficially owned by Fleet Boston Corp. ("Fleet") was obtained from a Schedule 13G filed as of February 14, 2001. The filing indicates that in its capacity as a parent holding company, Fleet may be deemed to have sole power to vote or to direct the vote of 253,100 shares and sole power to dispose or to direct the disposition of 379,000 shares of common stock. Fleet reports that it has no shared power to vote or direct the vote nor shared power to dispose or to direct the disposition of the Common Stock.

(7) Includes 87,300 shares of Common Stock donated by Mr. Foley to the Foley Family Foundation, a charitable trust he controls.


EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered during the last three completed fiscal years by the Company's Chairman, President and each of the Company's next four most highly paid executive officers (the "Named Officers").

         Summary Compensation Table

                                                                                    Long Term
                                                                                  Compensation/
                                                            Annual                   Awards/
                                                         Compensation              Securities
                                       Fiscal      ------------------------        Underlying             All Other
Name and Principal Position             Year        Salary            Bonus        Options (1)           Compensation
---------------------------             ----        ------            ------       -----------           ------------
Thomas C. Foley                         2000       $318,750          $150,000         18,750              $47,118(2)
Chairman                                1999        303,750            75,000         18,750               42,140(2)
                                        1998        288,750           165,000         18,750               37,109(2)

Michael L. Hurt                         2000        293,750           150,000         37,500               89,339(3)
President                               1999        278,750            75,000         37,500               82,129(3)
                                        1998        263,750           165,000         37,500               73,801(3)

Carl R. Christenson                     2000        142,750            70,000         15,000               27,407(4)
Vice President/General Mgr.             1999        131,666            32,000          7,500               24,832(4)
 - Mechanical Business                  1998        115,833            40,000          7,500               21,432(4)

Thomas F. Tatarczuch                    2000        132,000            45,000         82,500                8,709(5)
Vice President, Finance                 1999         40,917             7,500           0                  62,337(5)

Michael L. Iversen                      2000        130,360            20,000          6,000               56,878(6)
President, T. B. Wood's                 1999        131,731            10,000          6,000               54,360(6)
  Canada Ltd.                           1998        123,951            20,000          7,500               46,892(6)

Willard C. Macfarland, Jr.              2000        117,000            20,000          4,500                3,905(7)
Vice President, International           1999        111,815             9,000          4,500                7,158(7)
                                        1998        107,000            25,000          6,000            45,733(7)(8)

(1) No stock appreciation rights or restricted stock awards were granted.

(2) Includes $1,218 in 1998 and 1999, and $630 in 2000 in life insurance premium payments by the Company; and $35,891 in 1998, $40,762 in 1999, and $46,138 in 2000 pursuant to the TB Wood's Corporation Supplemental Executive Retirement Plan ("SERP").

(3) Includes $2,016 in each of 1998 and 1999, and $1,806 in 2000 in life insurance premium payments by the Company; $4,800 in each of 1998 and 1999, and $5,100 in 2000 in Company matching contributions to the Company's 401(k) plan; $2,002 in 1999 and $2,141 in 2000 in vehicle allowance; $20,000 in each of 1998, 1999, and 2000 in split dollar life insurance premium payments by the Company; $44,463 in 1998, $50,497 in 1999, and $57,157 pursuant to the SERP; and $2,522 in 1998, $2,653 in 1999, and $2,785 in 2000 in Country Club dues allowance.

(4) Includes $224 in 1998, $469 in 1999, and $290 in 2000 in life insurance premium payments by the Company; $4,800 in each of 1998 and 1999, and $5,100 in 2000 in Company matching contributions to the Company's 401(k) plan; $5,000 each year in split dollar life insurance premium payments by the Company; and $8,886 in 1998, $10,092 in 1999, and $11,423 in 2000 pursuant to the SERP; $2,522 in
1998, $2,653 in 1999, and $2,785 in 2000 in Country Club dues allowance; and $1,662 in 1999 and $2,467 in 2000 in vehicle allowance.

(5) Includes $302 in 1999 and $1,146 in 2000 in life insurance premium payments by the Company; $1,362 in 2000 in Company matching contributions to the Company's 401(k) plans, $11,000 in 1999 as a sign-on bonus, $50,753 in 1999 moving allowance, and $5,073 in 2000 pursuant to the split dollar annuity.

(6) Includes $1,164 in 1998, $918 in 1999, $526 in 2000 in life insurance premium payments by the Company; $3,980 in 1998, $2,913 in 1999 and $2,014 in 2000 in Company matching contributions to the Company's 401(k) plan; $5,000 in each of 1998, 1999, and 2000 in split dollar life insurance premium payments by the Company; $3,980 in 1998, $6,167 in 1999, and $5,434 in 2000 in auto allowance; $6,567 in 1998, $10,995 in 1999, and $11,105 in 2000 in housing allowance; and $23,666 in 1998, $26,877 in 1999, and $30,422 in 2000 pursuant to the SERP; $2,522 in 1998, $1,406 in 1999, and $1,557 in 2000 in Country Club
dues allowance.

(7) Includes $335 in 1998, $355 in 1999, and $331 in 2000 in life insurance premium payments by the Company; $4,800 in 1998, $3,959 in 1999, and $3,258 in 2000 in Company matching contributions to the Company's 401(k) plan; and $20,431 moving allowance, and $1,955 in auto allowance in 1998; and $2,700 in auto allowance in 1999.

(8) The Company provided a $250,000 interest-free secured loan to Mr. Macfarland on May 31, 1996 to assist in his relocation to Chambersburg, PA. Mr. Macfarland derived an estimated benefit in the amount of $18,212 in 1998 based on a market interest of 7.75% as a result of such interest-free loan. The balance on this loan was paid in January 1999.

Option Grants in 2000

         The following table sets forth information concerning grants of stock options during fiscal year 2000, under the 1996 Stock-Based Incentive Compensation Plan, to each of the Named Officers and the potential realizable value of such options at assumed annual rates of stock price appreciation for the option terms.

                                                       Option Grants in 2000
                                                         Individual Grants

                                 Number of     Percent of                              Potential Realizable Value at
                                Securities    Total Options   Exercise                 Assumed Annual Rates of Stock
                                Underlying     Granted to      or Base                 Price Appreciation for Option
                                  Options    Employees in       Price     Expir.                  Term (1)
Name                            Granted (#)    Fiscal Year     ($/SH)      Date            5% ($)             10% ($)
----                            -----------    -----------     ------      ----            ------             -------
Thomas C. Foley                        6,250      2.65%          9.50       2/7/10         37,344              94,638
                                      12,500      5.29%         14.25       2/7/05         49,225             108,750

Michael L. Hurt                       12,500      5.29%          9.50       2/7/10         74,688             189,275
                                      25,000     10.58%         14.25       2/7/05         98,450             217,500

Carl R. Christenson                    5,000      2.12%          9.50       2/7/10         29,875              75,710
                                      10,000      4.23%         14.25       2/7/05         39,380              87,000

Thomas F. Tatarczuch                  27,500     11.64%          9.50       2/7/10        164,313             416,405
                                      55,000     23.28%         14.25       2/7/05        216,590             478,500

Michael H. Iversen                     2,000      0.85%          9.50       2/7/10         11,950              30,284
                                       4,000      1.69%         14.25       2/7/05         15,752              34,800

Willard C. Macfarland, Jr.             1,500      0.63%          9.50       2/7/10          8,963              22,713
                                       3,000      1.27%         14.25       2/7/05         11,814              26,100

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission rules and are not intended to forecast possible future appreciation, if any, in the Company's stock price.

On January 25, 2001 55,600 options with an option price of $7.75 per share and 111,200 options with an option price of $11.63 per share were granted. On February 26, 2001 25,000 options with an option price of $7.50 per share and 50,000 options with an option price of $11.25 per share were granted. The options vest evenly over a three-year period from the grant date. The options may be exercised as they vest.

Option Exercises in 2000

         The table which follows sets forth information concerning exercises of stock options during fiscal year 2000 by each of the Named Officers and the value of each such officer's unexercised options as of December 29, 2000 based on a closing stock price of $7.31 per share of the Company's Common Stock on such date:

                                          Aggregated Option Exercises in Last Fiscal Year
                                               and Fiscal Year-End Option Values(1)

                                                                   Number of Securities          Value of Unexercised
                                    Shares                        Underlying Unexercised         In-the-Money Options
                                   Acquired                     Options at Fiscal Year End        at Fiscal Year End
                                      On             Value       (12/29/00) (Exercisable/      (12/29/00) Exercisable/
                                   Exercise         Realized          Unexercisable)                Unexercisable)
Name                                 (#)            ($)                    (#)                           ($)
--------------------------------------------------------------------------------------------------------------------------------
Thomas C. Foley                             0              0          37,500/37,500                      0/0

Michael L. Hurt                             0              0          75,000/75,000                      0/0

Carl R. Christenson                     5,836         33,586          15,000/22,500                      0/0

Thomas F. Tatarczuch                        0              0             0/82,500                        0/0

Michael H. Iversen                          0              0          13,500/12,000                      0/0

Willard C. Macfarland, Jr.                  0              0           11,500/9,500                      0/0

-----------------------
(1)  The Company has not granted any stock appreciation rights.


Supplemental Executive Retirement Plan

         Effective January 1, 1998, the Company adopted the Supplemental Executive Retirement Plan (the "SERP"), which is designed to offer additional retirement benefits to a select group of executive employees. Coverage under the Plan is limited to executives who have completed five years of service with the Company and whose benefits under the Retirement Savings and Investment Plan are limited because of restrictions imposed by the Internal Revenue Code on the amount of benefits that may be contributed on behalf of executive employees under that type of a tax-qualified plan.

         Each year on December 31, the Company credits a participant's account with an additional retirement contribution plus any earnings on contributions for prior years. The contributions are made using a "target benefit formula" which is intended to insure (but does not guarantee) that the value of a participant's account, at age 65, will equal the value of a single life annuity for 50% of the participant's final average earnings with the Company less the following amounts: (1) benefits under our tax-qualified retirement plan, (2) the participant's social security benefits and (3) a portion of any amount received by a participant from certain split-dollar life insurance policies that have been purchased for such participants.

         A participant is 25% vested in his or her account in the first year of participation in the Plan and vests ratably over a subsequent ten-year period based on continued employment with the Company. A participant is entitled to a distribution of the vested portion of his or her account after the earliest to occur of the following: (1) the participant's termination of employment (other than for Cause, as defined in the Plan), (2) the participant's death, (3) the participant's disability, (4) a Change of Control (as defined in the Plan) or
(5) termination of the Plan.


Executive Employment Contract

         The following sets forth a description of the executive employment contract for Mr. Hurt.

         Mr. Hurt's employment contract was effective on April 14, 1998 and provides that he will continue to serve as our President or other senior executive officer until December 31, 2002. The contract sets Mr. Hurt's annual salary at $265,000. He is entitled to participate in all employee benefit plans or programs that are made available to our other executive employees.

         If Mr. Hurt voluntarily terminates his employment with the Company without "good reason" or the Company terminates his employment "for cause" as defined in his employment agreement, Mr. Hurt will not be entitled to any payments or benefits beyond his last day of employment. If Mr. Hurt terminates his employment with the Company for good reason or he is terminated following a change of control, the Company will pay him $350,000 per year for the two-year period following his termination. Finally, if the Company terminates Mr. Hurt's employment because the Company no longer needs his services, the Company has agreed to continue his then-current compensation for a period of twenty-four months, provided that Mr. Hurt refrains from competing with the Company during that period. Mr. Hurt's contract also provides that Mr. Hurt is subject to nonsolicitation and confidentiality restrictions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") requires that the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's Common Stock file reports about their beneficial ownership of the Company's Common Stock. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished, all the directors and officers of the Company filed reports as required by Section 16(a) of the Exchange Act with respect to the fiscal year 2000 on a timely basis except for Mr. Hurt who did not file a timely report as required for a transaction in June, 2000, and Mr. Williams who did not file a timely report as required in relation to dividend reinvestment transactions in January 2000 which resulted in the acquisition of shares.

REPORT OF THE COMPENSATION COMMITTEE REGARDING COMPENSATION

                  Executive Compensation Program. The Company's executive compensation program is designed to attract and retain highly-qualified executives and to motivate them to contribute to the Company's goals and objectives and its overall financial success. The Board believes that executives should have a greater portion of their compensation at risk than other employees, and that compensation should be tied directly to the performance of the business. Compensation for the Company's executives consists of both cash and equity-based compensation. In determining executive compensation, the Compensation Committee reviews and evaluates information supplied by management and bases decisions on management recommendations as well as on the Company's performance and on the individual's contribution and performance.

                  Salary. The Compensation Committee reviews the salary of each executive officer in relation to previous salaries, personal performance, salaries of executive officers in the industry and general economic conditions. The salaries are set at levels intended to motivate and retain highly qualified executives whom the Board believes are important to the continued success of the Company.

                  Bonuses. The Company's annual incentive payments to executive officers are intended to encourage and reward excellent individual performances by managers who make significant contributions to the Company's financial success. During 2000 an executive officer could earn bonus compensation based in part upon achievement by the Company of certain financial performance objectives and in part by achievement of individual operating objectives designed to enhance future performance by the Company. For 2000, bonuses for executive officers ranged from approximately 9% to 51% of their base salaries.

                  Incentive Stock Options. The Company grants stock options to provide long-term incentives for the executive officers. The option grants under the 1996 Stock Based Incentive Compensation Plan are designed to better align the interests of the executive officers with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner and to remain employed by the Company. The number of shares subject to each option grant is based on the officer's level of responsibility, relative position within the Company, and is approved by the Board of Directors.

         2000 Compensation of Chairman and President

                  Chairman

                  The Compensation Committee determined the 2000 compensation for Mr. Foley in accordance with the guidelines described above. Mr. Foley's salary increased in 2000 from $303,750 to $320,000 based upon an evaluation of his personal performance and the Company's financial performance, as well as a cost of living increase. No specific weighting was assigned to these factors in determining the base salary increase. Mr. Foley earned a bonus of $150,000 based on his achievement of certain personal operating objectives designed to enhance future long-term performance of the Company including his strategic direction of the Company.

                  President

                  The Compensation Committee determined the 2000 compensation for Mr. Hurt in accordance with the guidelines described above. Mr. Hurt's salary increased in 2000 from 278,750 to $295,000, based upon an evaluation of his personal performance and the Company's financial performance, as well as a cost of living increase. No specific weighting was assigned to these factors in determining the base salary increase. Mr. Hurt earned a bonus of $150,000 based on his achievement of certain personal operating objectives designed to enhance future long-term performance of the Company.

         Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally imposes a $1 million limit on the deductibility of compensation paid to executive officers of public companies. The Compensation Committee believes that all of the compensation awarded to the Company's executive officers during 1999 is fully deductible in accordance with this limit.

         This report is respectfully submitted by the members of the Compensation Committee of the Company.


                                                          COMPENSATION COMMITTEE
                                                            Craig R. Stapleton
                                                           Jean-Pierre L. Conte



REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee is composed of two independent Directors, met four times in fiscal 2000, and operates under a written charter (Appendix A) adopted by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company's financial reporting and controls.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company's financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the auditors' written disclosures required by the Independence Standards Board.

         The Committee also discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets periodically with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 29, 2000 for filing with the Securities and Exchange Commission.


                                            AUDIT COMMITTEE
                                                  Jean-Pierre L. Conte, Chairman
                                                  Craig R. Stapleton



PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return on the Company's Common Stock over the past four years with the cumulative total return on shares of companies comprising the Russell 2000 index and a special Peer Group index.

                                  Comparison of
                         Cumulative Total Returns Among
                     TB Wood's, Russell 2000, and Peer Group

                ------------------------------------------------------------------------------------
                                            1/3/97       1/2/98       1/1/99       1/1/00    1/1/01
                TB Wood's                       98          190          108           82        75
                Russell 2000                   113          136          132          155       151
                Peer Group                     142          214          182          163       170
                ------------------------------------------------------------------------------------

         No published industry index accurately mirrors the Company's business. Accordingly, the Company has created a special peer group index ("Peer Group") of companies operating in the power transmission or mechanical manufacturing industries. The Peer Group includes the following: Baldor Electric Company; Franklin Electric Co., Inc.; MagneTek, Inc.; and Regal-Beloit Corporation.

VOTING

         The holders of a majority of the outstanding shares of Common Stock must be present in person or by proxy to constitute a quorum. When a quorum is present at the Annual Meeting, the affirmative vote of the holders of a plurality of the shares represented at the Annual Meeting or any adjournment thereof which actually vote is required to elect directors and the affirmative vote of the holders of a majority of the shares represented at the Annual

Meeting is required to act on any other matters properly brought before the meeting. Shares represented by (i) proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors, (ii) proxies which are marked to deny discretionary authority on other matters, and (iii) broker non-votes will be counted for the purpose of determining the number of shares represented at the meeting but will not be counted as voting.

STOCKHOLDER PROPOSALS

         Any stockholder proposals submitted for inclusion in the Company's Proxy Statement and proxy for the 2001 Annual Meeting of Stockholders must be received by the Secretary of the Company at the address appearing on the front page of this proxy statement no later than December 1, 2001, and must comply in all other respects with applicable rules and regulations of the Securities and Exchange Commission relating to such inclusion. Any stockholder proposal submitted to the Company for inclusion in the Company's Proxy Statement for the 2001 Annual Meeting of Stockholders after February 13, 2002 is considered untimely. In addition, any stockholder intending to present a proposal for consideration at the 2001 Annual Meeting of Stockholders must comply with certain provisions of the Company's Certificate of Incorporation and Bylaws.

ANNUAL REPORT ON FORM 10-K

         THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO THE SECRETARY OF THE COMPANY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

OTHER MATTERS

         The Board knows of no other matters to be presented for shareholder action at the Annual Meeting, However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                           By Order of the Board of Directors

                                           /s/ Emma K. Gross
                                           Emma K. Gross
                                           Secretary

                                   Appendix A


                              TB Wood's Corporation
                             Audit Committee Charter


                                    OVERVIEW
                                    --------

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the companies' policies, procedures, and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

         o Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system

         o Review and appraise the audit efforts of the Company's independent accountants

         o Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities stated below in the responsibilities and duties section of this Charter.

                                   MEMBERSHIP
                                   ----------

         The Audit Committee shall be comprised of at least three directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. There shall be at least four meetings annually, or more frequently as circumstances dictate. The Audit Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with Responsibilities and Duties 3 below.

                           RESPONSIBILITIES AND DUTIES
                           ---------------------------

To fulfill its responsibilities and duties the Audit Committee shall:

         1. Review and update this Charter periodically, at least annually, as conditions dictate.

         2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

         3. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

         4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence. The Audit Committee gets a formal written statement from the outside auditors regarding relationships and services which may impact independence.

         5. Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the organization's financial statements.

         6. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

         7. Consider the independent accountant's judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

         8. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practice as suggested by the independent accountants or management.

         9. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         10. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

         11. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

         12. Report through its Chairman to the Board of Directors following the meetings of the Audit Committee.

         13. Maintain minutes of meetings and activities of the Audit Committee.

         14. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

         15. Consider such other matters in relation to the financial affairs of the Corporation and its accounts, and in relation to the internal and external audit of the Corporation as the Audit Committee may, in its discretion, determine to be advisable.

                              TB WOOD'S CORPORATION

     This proxy is solicited by the Board of Directors of TB Wood's Corporation for the Annual Meeting of Stockholders on April 17, 2001.

     The undersigned Stockholder of TB Wood's Corporation (the "Corporation"), hereby revoking any contrary proxy previously given, hereby appoints Thomas C. Foley, Michael L. Hurt, and Thomas F. Tatarczuch or any one of them (with full power to act alone and to designate substitutes and to make revocations) attorneys and proxies of the undersigned, with authority to vote and act with respect to all shares of common stock of the Corporation which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders, to be held on April 17, 2001 at 10:00 a.m. at Harbor Court Hotel, 550 Light Street, Baltimore, Maryland, and any adjournments thereof, with all the powers the undersigned would possess if personally present, upon the matter noted on the reverse and upon such other matters as may properly come before the meeting. The shares represented by this proxy shall be voted as follows:

                       (To be signed on the reverse side)

                         Please date, sign and mail your
                      proxy card back as soon as possible!


                         Annual Meeting of Stockholders
                              TB WOOD'S CORPORATION


                                 April 17, 2001






                 Please Detach and Mail in the Envelope Provided

[X] Please mark your
    votes as in this
    example.

                                       WITHHOLD
                       FOR            AUTHORITY
                  the foregoing      to vote for
                     nominees     foregoing nominees

1. To elect the                                     Nominees: Craig R. Stapleton
   nominees            [ ]              [ ]                   James R. Swenson
   listed at right
   as Directors of the Third Class

FOR, except vote withheld from the following nominee(s):

________________________________________________________

                                             FOR       AGAINST        ABSTAIN
2. To approve Arthur Andersen LLP as
   auditors of the Corporation for the       [ ]         [ ]            [ ]
   year 2001.

This proxy confers authority to vote "FOR" the proposals listed unless otherwise indicated. If any other business is transacted at said meeting, this proxy shall be voted in accordance with the judgment of the proxies. The Board of Directors recommends a vote "FOR" the listed proposals.

This proxy is solicited on behalf of the Board of Directors of TB Wood's Corporation and may be revoked prior to its exercise.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.




___________________________ Dated: ___________ 2001 ________________________ Dated: ______________ 2001
SIGNATURE(S) OF STOCKHOLDER                        SIGNATURE(S) OF STOCKHOLDER
NOTE: Signature(s) should follow exactly the name(s) on the stock certificate. Executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN